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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-41007) pertaining to the GATX Corporation Salaried Employees Retirement Savings Plan, of our report dated May 16, 2005, with respect to the financial statements and supplemental schedule of GATX Corporation Salaried Employees Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.


                                                  /s/ Ernst & Young LLP
                                                -------------------------
                                                    Ernst & Young LLP


Chicago, Illinois
June 24, 2005